UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2025
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Redwire Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39733 (Commission File Number)	88-1818410 (IRS Employer Identification No.)
8226 Philips Highway, Suite 101 Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)
(650) 701-7722
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Leadership Changes — Retirement of Chief Financial Officer, Planned Appointment of Chief Financial Officer and Resignations and Appointments of Directors to the Company’s Board of Directors

Retirement of Chief Financial Officer
On October 7, 2025, Redwire Corporation (the “Company”) announced a planned Chief Financial Officer (“CFO”) transition, in which Jonathan Baliff, current Chief Financial Officer (“CFO”), will retire from the position of CFO effective as of November 30, 2025 (the “Effective Date”). Mr. Baliff’s retirement is not the result of any disagreement with the Company regarding any financial, accounting, or other matters. In connection with his retirement, Mr. Baliff also resigned as a Director on the Company’s Board of Directors (the “Board”) effective immediately.

On October 7, 2025, Mr. Baliff and the Company entered into a retirement and consulting agreement (“Retirement and Consulting Agreement”), pursuant to which Mr. Baliff will receive the following payments and benefits: (i) payment in an amount equal to the sum of his base salary for a period of 12 months, plus one (1) times his annual target bonus for the 2025 fiscal year, (ii) a pro-rata portion of his annual target bonus for the 2025 fiscal year, based on the portion of the fiscal year during which he was employed and based on actual performance, to be paid when bonuses for the 2025 fiscal year are paid to other executives of the Company, (iii) continued vesting of his outstanding unvested time-based restricted stock units and performance-based restricted stock units granted under the Company’s 2021 Omnibus Incentive Plan in accordance with their respective terms (but without regard to any continued employment requirements) through December 31, 2026, and (iv) continued payment or reimbursement for the cost of COBRA coverage up to the first anniversary of the Effective Date, unless he sooner becomes ineligible for COBRA coverage. In exchange for these payments and benefits, Mr. Baliff will provide consulting services in support of the transition of the CFO duties to his successor, and he has also agreed to a release of claims in favor of the Company and reaffirmed his commitment to comply with his existing restrictive covenant obligations. The Company thanks Mr. Baliff for his years of service to the Company.

Planned Appointment of Chief Financial Officer
In connection with Mr. Baliff’s retirement, the Board plans to appoint Chris Edmunds, the Company’s current Senior Vice President and Chief Accounting Officer, to serve as the Company’s CFO as of the Effective Date. Mr. Edmunds, who is 41 years old, joined the Company in 2020 as the Corporate Controller and in 2022 became a Senior Vice President and the Chief Accounting Officer. Mr. Edmunds has almost two decades of relevant finance and accounting experience, with a deep understanding of the Company, and a demonstrated track record of leadership that will translate to a seamless transition for the Company’s finance organization. Prior to joining the Company, Mr. Edmunds served for nearly 15 years in roles of increasing responsibility at Ernst & Young. He holds a Bachelor’s Degree in Accounting from Samford University, a Master of Science in Accounting from the University of Notre Dame and is a Certified Public Accountant.

In connection with his planned appointment as CFO, the Company and Mr. Edmunds entered into an employment agreement (the “Employment Agreement”), dated as of October 7, 2025 and effective as of December 1, 2025, after Mr. Baliff’s retirement, with an initial term of three (3) years. The Employment Agreement provides for automatic renewal for subsequent twelve (12) month terms unless either party provides notice of non-renewal. Pursuant to the Employment Agreement, Mr. Edmunds will receive an annualized base salary of $420,000 (as in effect from time to time, the “Base Salary”), he will be eligible to receive an annual discretionary performance bonus each year he is employed by the Company (including the 2025 fiscal year) with a target of 100% of his annualized Base Salary and he will be eligible for an annual equity incentive grant with an initial target grant value for the 2026 fiscal year of 150% of his annualized Base Salary, under the Company’s 2021 Omnibus Incentive Plan (“LTIP”).

Under the terms of the Employment Agreement, if Mr. Edmunds’ employment is terminated by the Company without “cause” (including due to the Company’s non-renewal of the term) or he resigns for “good reason” (each as defined in the Employment Agreement), he will be entitled to receive the following severance benefits: (i) in the case of termination that does not occur during a Change in Control Period (as defined in the Employment Agreement), an amount equal to the sum of twelve (12) months’ worth of his Base Salary, payable over a period of twelve (12) months following the termination, (ii) a pro-rata portion of his annual bonus for the year in which the termination occurs, based on the portion of the fiscal year during which he was employed and based on actual performance, to be paid when bonuses are paid to other executives of the Company, (iii) continued vesting of his outstanding unvested equity awards in accordance with their respective terms (but without regard to any continued employment requirements) for twelve (12) months following the termination and (iv) payment or reimbursement for the cost of COBRA coverage for up to 12 months following the termination. However, if Mr. Edmunds’ employment is terminated by the Company without cause or if he resigns with good reason, in each case, within twelve (12) months following a Change in Control (as defined in the Employment Agreement) then, (x) in lieu of the continued payment of his Base Salary for twelve (12) months described in clause (i) of the preceding sentence, he will receive a lump sum payment equal to the sum of eighteen (18) months worth of his Base Salary and one and one-half (1.5) times the target bonus for the year in which such termination occurs, payable in a single lump sum on the First

Payment Date (as defined in the Employment Agreement) following the termination and (y) in lieu of the continued vesting of his outstanding unvested equity awards described in clause (iii) of the preceding sentence, all of his outstanding unvested equity awards will immediately vest as of the date of his termination, with awards that are subject to the achievement of performance criteria deemed earned at the target level of performance, in addition to the payments and benefits described in clauses (ii) and (iv) of the preceding sentence.

Mr. Edmunds’ receipt of the severance benefits described in the previous paragraph is subject to Mr. Edmunds’ execution (and non-revocation) of a release of claims in favor of the Company and his continued compliance with his restrictive covenant obligations, which include customary nonsolicitation and non-competition covenants applicable during Mr. Edmunds’ employment and for a period of twelve (12) months thereafter as well as confidentiality, nondisclosure and nondisparagement covenants.

There are no arrangements or understandings between Mr. Edmunds and any other person pursuant to which Mr. Edmunds was appointed as CFO of the Company. Mr. Edmunds does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become an executive officer of the Company. The Company is not aware of any related transactions or relationships between Mr. Edmunds and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing are not complete descriptions of the parties’ rights and obligations under the Employment Agreement and Retirement and Consulting Agreement and are qualified by reference to the full text and terms of the agreements, which are filed as Exhibits 10.1 and 10.2 to this report, respectively, and incorporated herein by reference.

Resignations and Appointments of Directors to the Company’s Board of Directors
On October 2, 2025, John Bolton informed the Board of his resignation effective immediately. The decision by Mr. Bolton to resign from the Board did not arise from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. The Company thanks Mr. Bolton for his years of service as Board member of the Company.

In connection with the resignation and retirement of Messrs. Bolton and Baliff, respectively, the Board appointed General (RET) James McConville and Dorothy D. Hayes to fill the two vacancies on the Board, effective October 3, 2025. General McConville will serve as a Class III director with a term of office expiring at the Company's 2027 Annual Meeting of Stockholders and Ms. Hayes will serve as a Class II director with a term of office expiring at the Company's 2026 Annual Meeting of Stockholders. Ms. Hayes is also expected to serve as a member of the Board’s Audit Committee. General McConville and Ms. Hayes will be paid in accordance with the Company’s non-employee director compensation policy. In connection with the appointment of General McConville and Ms. Hayes to the Board, each appointee and the Company entered into a Director and Officer Indemnification Agreement, the form of which was filed as Exhibit 10.4 to the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 10, 2021. The Company is not aware of any related transactions or relationships between either General (RET) McConville or Ms. Hayes and the Company that would require additional disclosure under Item 404(a) of Regulation S-K.

General McConville was previously the 40th Chief of Staff of the United States Army, leading an organization of 1.2 million personnel, an annual budget of $185 billion and operations in over 140 countries around the globe. He led combat organizations from the platoon to the division level and was the longest serving commander of the famed 101st Airborne Division (AASLT). He is currently an operating partner at AE Industrial Partners, a Senior Fellow at the Belfer Center at Harvard University and a member of the Georgia Tech Research Institute External Advisory Council.

Ms. Hayes brings extensive experience as a financial executive and seasoned board member. A former executive at Intuit, Agilent Technologies, Hewlett-Packard, and Apollo Computer, she is a recognized expert in audit, risk management, corporate governance, and financial controls, and currently serves on the board of BigBear.ai, where she chairs the Audit Committee.

Item 7.01 - Regulation FD Requirements
On October 7, 2025, the Company issued a press release announcing the planned CFO transition and related officer changes, including Mr. Baliff’s retirement and Mr. Edmunds’ planned appointment. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Separately, on October 7, 2025, the Company issued a second press release announcing changes to the Board of Directors, including the resignation of John Bolton and the appointment of General (RET) James McConville and Dorothy D. Hayes as directors to fill the resulting vacancies. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated in this Item 7.01 by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1+	Employment Agreement, dated October 7, 2025, by and between Redwire Corporation and Christopher Edmunds.
10.2+	Retirement and Consulting Agreement, dated October 7, 2025, by and between Redwire Corporation and Jonathan Baliff.
99.1	Press Release dated October 7, 2025, entitled “Redwire Announces CFO Retirement and Plan for Succession”.
99.2	Press Release dated October 7, 2025, entitled “Redwire Announces Planned Board Refreshment”.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Management or compensatory agreement or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2025

Redwire Corporation

By:	/s/ Aaron Futch
Name:	Aaron Futch
Title:	Executive Vice President, General Counsel and Secretary